Exhibit 10.29
AMENDMENT TO ASSIGNMENT OF TRADEMARKS
AND LICENSE AGREEMENT

This Amendment to Assignment of Trademarks and License Agreement ("Amendment") is entered into as of the 31st day of July, 1998, by and between Borg-Warner Security Corporation ("BWSC") and Borg-Warner Automotive, Inc. ("BWA") (collectively referred to as the "Parties").
WHEREAS, the Parties entered into an Assignment of Trademarks and License Agreement dated November 2, 1994 (the "1994 Agreement") which relates to the use and ownership of the Borg-Warner Trademarks, as therein defined, by BWSC and BWA.
WHEREAS, the Parties desire upon the terms and conditions set forth herein to prospectively modify the 1994 Agreement and for BWSC to transfer its remaining interest in the Borg-Warner Trademarks to BWA.
WHEREAS, the Parties desire that BWA license back to BWSC usage rights in transferred trademarks and trade names on a royalty-free basis for a period of time.
WHEREAS, BWSC recognizes that BWA has already paid to BWSC the amounts required under Paragraph 5.1 of the 1994 Agreement and BWSC acknowledges that effective with this Amendment, Paragraph 5.2 will be deleted.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.     BWA hereby agrees to pay BWSC on July 31, 1998 the sum of Three Million Six Hundred Fifty Thousand Six Hundred Fifty Dollars and no cents ($3,650,650).
2.     Effective July 31, 1998, the 1994 Agreement is amended as follows:
a.     Delete Paragraph 2.2 in its entirety and replaced with the following:
2.2) Security hereby assigns to Automotive all of its right, title and interest worldwide in and to the Base Trademarks, Automotive Trademarks and Bow Tie Trademarks outside the Automotive Field, together with the goodwill of the business associated with such marks, and all United States and Foreign Registrations and Registration Applications therefor. Security agrees that it will not challenge or contest the validity of the Base Trademarks, Automotive Trademarks or Bow Tie Trademarks used or licensed by Automotive outside the Automotive Field.
b.     Paragraphs 2.3 and 2.4 are added as follows:
2.3)     Security hereby assigns to Automotive all of its right, title and interest worldwide in and to the trademarks and trade names identified in the "Revised Schedule B" to this Amendment ("Security Trademarks"), together with the goodwill of the business associated with such marks, and all United States and Foreign Registrations and Registration Applications therefor. Security Agrees that it will not challenge or contest the validity of the Security Trademarks.
2.4)     Promptly after the earlier of (a) receipt by Automotive of written request by Security or (b) the expiration or termination of the trademark license of the Security Trademarks under the

Trademark and Trade Name Licensing Agreement between Borg-Warner Security Corporation and Borg-Warner Automotive, Inc. dated as of July 31, 1998 ("1998 Agreement"), Automotive will expressly abandon the following United States Registrations and Registration Applications resulting therefrom:
(i)     United States Registration No. 2,084,200
"BORG-WARNER SECURITY" and the horse & rider design
(ii)     United States Registration No. 2,037,366
"BORG-WARNER SECURITY CORPORATION"
(iii)     United States Registration No. 2,021,122
"BORG-WARNER SECURITY"
c.     Delete Article III, including Paragraphs 3.1, 3.2 and 3.3, in its entirety and replaced as follows:
ARTICLE III - REPRESENTATION, WARRANTY AND COVENANT
3.1)     Security represents and warrants that, to the best of Security's knowledge, Security has not used and is not currently using any of the Borg-Warner Trademarks or derivative or variation thereof, other than those marks and names listed on Revised Schedule B attached to this Amendment.
3.2)     Security agrees that it will not use "Borg Warner" or any variation thereof as, in whole or in part, a company name, trade name, trademark, service mark, or the like, except as licensed from Automotive.
d.     Delete Paragraphs 5.1 and 5.2 in their entirety.
e.     Delete Article VI, including Paragraphs 6.1, 6.2, 6.3 and 6.4, in its entirety.
f.     Delete Paragraph 7.1 in its entirety.
3.     This Amendment, and the Revised Schedule B attached hereto, together with the 1994 Agreement, constitute the entire agreement between Security and Automotive with respect to the subject matter hereof and not other representations, oral or otherwise, have been relied upon.
4.     The Parties will execute such other documents as are reasonable and necessary to effectuate the purpose of this Amendment, including but not limited to the 1998 Agreement.
5.     The signatories hereto represent that they have the full authority to bind their respective principals or entities for whom they are signing to the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

BORG-WARNER SECURITY CORPORATION         BORG-WARNER AUTOMOTIVE, INC.

By: /s/             By: /s/ Laurene H. Horiszny

Title: Vice President and General Counsel	Title: Vice President, General Counsel
and Secretary

REVISED
SCHEDULE B
Security Trademarks
I.    United States Trademark Registrations
BORG-WARNER                        Reg. No. 2,009,375
BORG-WARNER SECURITY and Design             Reg. No. 2,084,200
BORG-WARNER SECURITY                 Reg. No. 2,021,122
BORG-WARNER, SECURITY CORPORATION        Reg. No. 2,037,366

II.    Trade Names
Borg-Warner Security
Borg-Warner Security Corporation
Borg-Warner Equities Corporation
Borg-Warner Equities Corporation of California
Borg-Warner Equities of Monterey, Inc.
Borg-Warner Foundation, Inc,
Borg-Warner Government Services, Inc.
Borg-Warner Information Services, Inc.
Borg-Warner Insurance Holding Corporation
Borg-Warner International Corporation
Borg-Warner Protective Services Corporation
Borg-Warner Services
Borg-Warner Staffing
B-W Canadian Guard Corporation
B-W Columbia Guard Corporation
B-W U.K. Guard Corporation
B-W Chemicals Corporation